EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 4, 2010, on the consolidated financial statements of Quepasa Corporation and Subsidiary for the years ended December 31, 2009 and 2008, included herein on the registration statement of Quepasa Corporation on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
December 29, 2010